               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported:  March 15, 1995


                 MASSACHUSETTS ELECTRIC COMPANY

       (exact name of registrant as specified in charter)








Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)




       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 366-9011
      (Registrant's telephone number, including area code)

Item 5. Other Events

     On March 15, 1995, Massachusetts Electric Company (Mass. Electric), a subsidiary of New England Electric System, filed a request with the Massachusetts Department of Public Utilities
(MDPU) to increase its base rates by $62 million, effective October 1, 1995. As an alternative to this proposed increase, Mass. Electric filed an incentive rate plan which would increase rates by about $30 million effective October 1, 1995. Under the proposed incentive rate plan, subsequent base rate adjustments could occur annually on May 1 and would be based on a comparison of Mass. Electric's rates to rates of all electric utilities in Massachusetts. Mass. Electric is the first electric utility in the state to file under the MDPU's incentive ratemaking guidelines issued in February 1995.

     Mass. Electric also proposed a new discount program for large industrial customers that are willing to make a minimum annual usage commitment for a period of five years. The discounts would range from 5 percent to 12.5 percent of base rates depending on a customer's level of commitment. Mass. Electric expects an MDPU decision on its filing in late September 1995.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MASSACHUSETTS ELECTRIC COMPANY


                                     s/Michael E. Jesanis
                                 By _________________________
                                    Michael E. Jesanis,
                                    Treasurer



March 22, 1995